Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES SECOND QUARTER EARNINGS

Riverhead, New York, July 15, 2004 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the second quarter of 2004. Net income for the quarter was $5,033,000, off 1.9 percent from $5,131,000 posted during the same period last year. Earnings-per-share for the quarter were $0.46, the same as the comparable period of 2003. Net income for the year to date was $9,897,000, a decline of 5.5 percent from $10,470,000 posted during the same period last year. Earnings-per-share for the year to date were $0.91 compared to $0.94, down 3.2 percent. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, remarked, “Despite several events that make the components of our earnings somewhat atypical of our performance over time, Suffolk managed to keep earnings per share level from year to year, and key performance ratios well above recent industry averages. There were three key factors affecting Suffolk’s results of operations. The first, on which I have been commenting for some time, has been the continued pressure on our net interest margin as interest rates have been at historic lows for more than a year. As older, higher-yielding loans and investments amortized or were refinanced, the proceeds were redeployed at current rates, while the corresponding rates on our funding have had less room to decline. For Suffolk, the recent increase in the federal funds rate and the corresponding increase in the prime lending rate may help as current prime-based loans reprice upward and new assets are booked at higher rates.”

He went on to say, “The second factor influencing the past quarter was a repositioning of the securities portfolio to take advantage of a steeper yield curve. We sold securities of shorter remaining maturities and reinvested the proceeds in securities with longer maturities, resulting in a pre-tax net securities gain of $1,219,000. Third, offsetting but unrelated to this, was a provision for the allowance for possible loan and lease losses of $1,298,000 for the quarter in comparison to $270,000 in the same period last year. This provision was occasioned by the deterioration of a single credit, the circumstances of which are particular to that loan. We do not believe that it is reflective of systemic weakness in Suffolk’s loan portfolio or of its underwriting standards and procedures.”

Mr. Kohlmann concluded, “Return on average equity was 20.40 percent for the second quarter, comparing favorably again to the latest available industry average of 12.13 percent (source – SNL securities), the most recent period for which data are available. With the turn in rates, we believe that pressure on our net interest margin will begin to ease. While average assets increased by 7.1 percent compared to the same quarter of 2003, non-interest expense increased by only 0.6 percent. With an efficient operation as the foundation, Suffolk is well positioned to take advantage of both increased business and rising rates.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. “SCNB” is Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, Suffolk County National Bank is the second largest independent bank headquartered on Long Island, with 26 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE July 15, 2004 Page 2 of 4

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	2nd Q 2004	2nd Q 2003	Change	6 Mos. 2004	6 Mos. 2003	Change
EARNINGS
Net Income	$5,033	$5,131	(1.9%)	$9,897	$10,470	(5.5%)
Net Interest Income	15,064	15,170	(0.7%)	30,026	30,908	(2.9%)
Earnings-Per-Share - Basic	0.46	0.46	0.0%	0.91	0.94	(3.2%)
Cash Dividends-Per-Share	0.19	0.19	0.0%	0.38	0.38	0.0%

AVERAGE BALANCES
Average Assets	1,376,670	1,285,744	7.1%	1,353,025	1,280,993	5.6%
Average Net Loans	827,163	809,908	2.1%	825,262	795,770	3.7%
Average Investment Securities	381,206	359,989	5.9%	384,130	367,860	4.4%
Average Deposits	1,225,751	1,163,565	5.3%	1,207,278	1,152,591	4.7%
Average Equity	98,667	96,599	2.1%	99,043	99,339	(0.3%)

RATIOS
Return on Average Equity	20.40%	21.25%	(4.0%)	19.99%	21.08%	(5.2%)
Return on Average Assets	1.46%	1.60%	(8.8%)	1.46%	1.63%	(10.4%)
Average Equity/Assets	7.17%	7.51%	(4.5%)	7.32%	7.75%	(5.5%)
Net Interest Margin (FTE)	4.89%	5.13%	(4.7%)	4.92%	5.27%	(6.6%)
Efficiency Ratio	48.79%	50.97%	(4.3%)	50.51%	50.50%	0.0%
Tier 1 Leverage Ratio June 30	7.14%	7.07%	1.0%
Tier 1 Risk-based Capital Ratio June 30	10.25%	9.66%	6.1%
Total Risk-based Capital Ratio June 30	11.28%	10.59%	6.5%

ASSET QUALITY during period:
Net (Recoveries) Charge-offs	$(66)	$118	(155.9%)	$223	$531	(58.0%)
Net Charge-offs/Average Net Loans (annual)	(0.03%)	0.06%	(150.0%)	0.05%	0.13%	(61.5%)
at end of period:
Non-accrual & Restructured Loans	$3,682	$1,480	148.8%
Foreclosed Real Estate (“OREO”)	0	0	0.0%
Total Non-performing Assets	3,682	1,480	148.8%
Allowance/Non-performing Assets	267.54%	588.11%	(54.5%)
Allowance/Loans, Net of Discount	1.18%	1.06%	11.3%
Net Loans/Deposits	62.97%	64.88%	(2.9%)

EQUITY
Shares Outstanding	10,883,719	11,018,181	(1.2%)
Common Equity	$99,638	$98,043	1.6%
Book Value Per Common Share	9.15	8.90	2.8%
Tangible Common Equity	98,824	97,229	1.6%
Tangible Book Value Per Common Share	9.08	8.82	2.9%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	182,952	171,976	6.4%
Commercial Real Estate Mortgages	236,940	203,815	16.3%
Real Estate - Construction Loans	33,996	35,137	(3.2%)
Residential Mortgages (1st and 2nd Liens)	115,803	100,438	15.3%
Home Equity Loans	69,817	54,995	27.0%
Consumer Loans	193,168	255,878	(24.5%)
Other Loans	509	1,312	(61.2%)

Total Loans (Net of Unearned Discounts)	$833,185	$823,551	1.2%

PRESS RELEASE July 15, 2004 Page 3 of 4

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	June 30,
	2004	2003	Change
ASSETS
Cash & Due From Banks	$83,417	$100,298	(16.8%)
Federal Funds Sold	78,400	65,300	20.1%
Investment Securities:
Available for Sale, at Fair Value	377,652	331,250	14.0%
Obligations of States & Political Subdivisions	9,300	9,986	(6.9%)
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	1,823	1,535	18.8%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	389,513	343,509	13.4%

Total Loans	833,185	823,551	1.2%
Allowance for Loan Losses	9,851	8,704	13.2%

Net Loans	823,334	814,847	1.0%

Premises & Equipment, Net	22,562	21,924	2.9%
Accrued Interest Receivable, Net	5,197	5,697	(8.8%)
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	21,128	21,794	(3.1%)

TOTAL ASSETS	$1,424,365	$1,374,183	3.7%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$446,261	$384,050	16.2%
Saving, N.O.W. & Money Market Deposits	642,841	617,771	4.1%
Time Certificates of $100,000 or More	18,350	23,622	(22.3%)
Other Time Deposits	200,099	230,500	(13.2%)

Total Deposits	1,307,551	1,255,943	4.1%

Dividend Payable on Common Stock	2,069	2,095	(1.2%)
Accrued Interest Payable	726	994	(27.0%)
Other Liabilities	14,381	17,108	(15.9%)

TOTAL LIABILITIES	1,324,727	1,276,140	3.8%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 10,883,719 and 11,018,181 shares outstanding at June 30, 2004 and 2003, respectively)	33,879	33,838	0.1%
Surplus	19,375	19,230	0.8%
Treasury Stock at Par (2,667,899 and 2,517,037 shares, respectively)	(6,670)	(6,293)	6.0%
Retained Earnings	52,547	44,944	16.9%

	99,131	91,719	8.1%

Accumulated Other Comprehensive Income, Net of Tax	507	6,324	(92.0%)

TOTAL STOCKHOLDERS’ EQUITY	99,638	98,043	1.6%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,424,365	$1,374,183	3.7%

PRESS RELEASE July 15, 2004 Page 4 of 4

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	6/30/04	6/30/03	Change	2004	2003	Change
INTEREST INCOME
Federal Funds Sold	$79	$55	43.6%	$87	$82	6.1%
United States Treasury Securities	104	104	0.0%	208	208	0.0%
Obligations of States & Political Subdivisions	215	124	73.4%	391	253	54.5%
Mortgage-Backed Securities	2,548	2,648	(3.8%)	4,986	5,836	(14.6%)
U.S. Government Agency Obligations	966	825	17.1%	2,044	1,651	23.8%
Corporate Bonds & Other Securities	17	36	(52.8%)	38	71	(46.5%)
Loans	12,950	14,037	(7.7%)	25,972	28,415	(8.6%)

Total Interest Income	16,879	17,829	(5.3%)	33,726	36,516	(7.6%)

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	664	1,036	(35.9%)	1,310	2,226	(41.2%)
Time Certificates of $100,000 or more	88	126	(30.2%)	182	261	(30.3%)
Other Time Deposits	1,058	1,473	(28.2%)	2,168	3,077	(29.5%)
Federal Funds Purchased	5	—	100.0%	40	12	233.3%
Interest on Other Borrowings	—	24	(100.0%)	—	32	(100.0%)

Total Interest Expense	1,815	2,659	(31.7%)	3,700	5,608	(34.0%)

Net-interest Income	15,064	15,170	(0.7%)	30,026	30,908	(2.9%)
Provision for Loan Losses	1,298	270	380.7%	1,523	540	182.0%

Net-interest Income After Provision	13,766	14,900	(7.6%)	28,503	30,368	(6.1%)

OTHER INCOME
Service Charges on Deposit Accounts	1,419	1,488	(4.6%)	2,827	2,900	(2.5%)
Other Service Charges, Commissions & Fees	645	609	5.9%	1,218	1,119	8.8%
Fiduciary Fees	308	283	8.8%	621	563	10.3%
Net Securities Gains	1,219	—	100.0%	1,219	—	100.0%
Other Operating Income	183	368	(50.3%)	341	683	(50.1%)

Total Other Income	3,774	2,748	37.3%	6,226	5,265	18.3%

OTHER EXPENSE
Salaries & Employee Benefits	5,340	5,338	0.0%	10,848	10,786	0.6%
Net Occupancy Expense	829	745	11.3%	1,682	1,552	8.4%
Equipment Expense	510	487	4.7%	1,080	1,195	(9.6%)
Other Operating Expense	2,512	2,563	(2.0%)	4,700	4,734	(0.7%)

Total Other Expense	9,191	9,133	0.6%	18,310	18,267	0.2%

Income Before Provision for Income Taxes	8,349	8,515	(1.9%)	16,419	17,366	(5.5%)
Provision for Income Taxes	3,316	3,384	(2.0%)	6,522	6,896	(5.4%)

NET INCOME	$5,033	$5,131	(1.9%)	$9,897	$10,470	(5.5%)

Average: Common Shares Outstanding	10,887,087	11,046,136	(1.4%)	10,907,715	11,172,393	(2.4%)
Dilutive Stock Options	33,080	43,164	(23.4%)	34,760	43,024	(19.2%)

Average Total	10,920,167	11,089,300	(1.5%)	10,942,475	11,215,417	(2.4%)

EARNINGS PER COMMON SHARE
Basic	$0.46	$0.46	0.0%	$0.91	$0.94	(3.2%)
Diluted	$0.46	$0.46	0.0%	$0.90	$0.93	(3.2%)